EXECUTION COPY

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                           MBIA INSURANCE CORPORATION,
                                   as Insurer


                           FLAGSHIP CREDIT CORPORATION
                          as Originator and as Servicer


                     FLAGSHIP AUTO LOAN FUNDING LLC 1999-II,
                                    as Seller

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2,
                                    as Issuer


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor

                          FLAGSHIP SPECIAL MEMBER, INC.
                                as Special Member

                           FIRST UNION NATIONAL BANK,
           not in its individual capacity but solely as Owner Trustee

                     COPELCO FINANCIAL SERVICES GROUP, INC.
                      as Back-up Servicer and as Guarantor


                                       and


                         HARRIS TRUST AND SAVINGS BANK,
                  as Indenture Trustee and as Collateral Agent

                               INSURANCE AGREEMENT

                                  $250,000,000
                  Flagship Auto Receivables Owner Trust 1999-2
                       $117,000,000 6.420% Class A-1 Notes
                       $60,000,000 6.705% Class A-2 Notes
                       $43,000,000 6.835% Class A-3 Notes
                       $30,000,000 6.900% Class A-4 Notes

                          Dated as of November 1, 1999


================================================================================

                                    ARTICLE I

DEFINITIONS......................................................................................................1


                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.     Representation and Warranties of the Servicer, the Seller, the Originator, the
                  Guarantor, the Special Member and the Issuer...................................................9
Section 2.02.     Affirmative Covenants of the Servicer, the Seller, the Originator, the Guarantor, the
                  Special Member and the Issuer.................................................................13
Section 2.03.     Negative Covenants of the Servicer, the Seller, the Originator, the Guarantor, the
                  Special Member and the Issuer.................................................................21
Section 2.04.     Representations, Warranties and Covenants of Indenture Trustee, the Collateral Agent
                  and Back-up Servicer..........................................................................22
Section 2.05.     Representations and Warranties of the Depositor...............................................24
Section 2.06.     Affirmative Covenants of the Depositor........................................................27
Section 2.07.     Negative Covenants of the Depositor...........................................................30
Section 2.08.     Representations, Warranties and Covenants of the Owner Trustee................................30


                                   ARTICLE III

                            THE POLICY; REIMBURSEMENT

Section 3.01.     Issuance of the Policy........................................................................31
Section 3.02.     Payment of Fees and Premium...................................................................33
Section 3.03.     Reimbursement and Additional Payment Obligation...............................................34
Section 3.04.     Indemnification; Limitation of Liability......................................................36
Section 3.05.     Payment Procedure.............................................................................39


                                   ARTICLE IV

                               FURTHER AGREEMENTS

Section 4.01.     Effective Date; Term of the Insurance Agreement...............................................39
Section 4.02.     Further Assurances and Corrective Instruments.................................................40
Section 4.03.     Obligations Absolute..........................................................................40
Section 4.04.     Assignments; Reinsurance; Third-party Rights..................................................42
Section 4.05.     Liability of the Insurer......................................................................43
Section 4.06.     Parties Will Not Institute Insolvency Proceedings.............................................43
Section 4.07.     Indenture Trustee, the Collateral Agent, Issuer, Back-up Servicer, Originator, the
                  Depositor, the Seller, the Owner Trustee, the Guarantor, the Special Member and
                  Servicer To Join in Enforcement Action........................................................43
Section 4.08.     Subrogation...................................................................................43

                                    ARTICLE V

                               DEFAULTS; REMEDIES

Section 5.01.     Defaults......................................................................................43
Section 5.02.     Remedies; No Remedy Exclusive.................................................................45
Section 5.03.     Waivers.......................................................................................46


                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.01.     Amendments, Etc...............................................................................46
Section 6.02.     Notices.......................................................................................46
Section 6.03.     Severability..................................................................................49
Section 6.04.     Governing Law.................................................................................49
Section 6.05.     Consent to Jurisdiction.......................................................................49
Section 6.06.     Consent of the Insurer........................................................................50
Section 6.07.     Counterparts..................................................................................50
Section 6.08.     Headings......................................................................................50
Section 6.09.     Trial by Jury Waived..........................................................................50
Section 6.10.     Limited Liability.............................................................................51
Section 6.11.     Entire Agreement..............................................................................51

                               INSURANCE AGREEMENT


This INSURANCE AGREEMENT (this "Insurance Agreement"), is dated as of November 1, 1999 by and among FLAGSHIP CREDIT CORPORATION, as Originator, (together with their permitted successors and assigns the "Originator") and in its capacity as Servicer under the Sales and Servicing Agreement described below (together with its permitted successors and assigns the "Servicer"), FLAGSHIP AUTO LOAN FUNDING LLC 1999-II, as Seller (the "Seller"), FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2, as Issuer, (the "Issuer"), PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, as Depositor, (the "Depositor"), FLAGSHIP SPECIAL MEMBER, INC., as Special Member (the "Special Member"), FIRST UNION NATIONAL BANK, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), COPELCO FINANCIAL SERVICES GROUP, INC. in its capacity as Back-up Servicer (the "Back-up Servicer") and in its capacity as Guarantor (the "Guarantor"), and HARRIS TRUST AND SAVINGS BANK, in its capacity as Indenture Trustee (the "Indenture Trustee") and in its capacity as Collateral Agent (the "Collateral Agent").

     WHEREAS, the Indenture dated as of November 1, 1999 by and among the Issuer, the Servicer and the Indenture Trustee (the "Indenture") relating to the $250,000,000 Flagship Auto Receivables Owner Trust 1999-2 $117,000,000 6.420%
Class A-1 Notes $60,000,000 6.705% Class A-2 Notes $43,000,000 6.835% Class A-3
Notes $30,000,000 6.900% Class A-4 Notes (the "Securities") provides for, among other things, the issuance of asset-backed notes, and the Insurer has issued its note guaranty insurance policy (the "Policy") that guarantees certain payments due from the Issuer on the Securities; and

     WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Indenture and the details of such premium are set forth herein; and

     WHEREAS, the Servicer, the Guarantor, the Seller, the Depositor, the Originator and the Issuer have undertaken certain obligations in consideration for the Insurer's issuance of the Policy;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Indenture. All words used herein shall be construed to be of such gender or number, as the circumstances require. This "Insurance Agreement" shall mean this Insurance

 Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

     "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Insurer is closed or (iii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

     "Change of Control" means, with respect to Flagship a change from Copelco possessing the power to direct or cause the direction of the management and policies of Flagship, through the ownership of voting securities, unless (i) such control is held by Itochu International, Inc. and (ii) Itochu International, Inc. owns a larger percentage of voting securities of Copelco than any other shareholder.

     "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Collateral" means the property of the Issuer pledged to the Indenture Trustee pursuant to the Indenture.

     "Collateral Agent" means initially Harris Trust and Savings Bank and any successor appointed pursuant to the Spread Account Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" means the letter of commitment from the Insurer to Flagship dated November 22, 1999.

     "Copelco" means Copelco Financial Services Group, Inc.

     "Date of Issuance" means the date on which the Policy is issued as specified therein.

     "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

     "Depositor Purchase Agreement" means the Depositor Purchase Agreement dated as of November 1, 1999 among the Seller and the Depositor as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Event of Default" means any event of default specified in Section 5.01 hereof.

     "Flagship" means Flagship Credit Corporation.

     "Financial Statements" means, with respect to the Guarantor, the Originator and the Servicer, the balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer.

     "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

     "Guaranty Agreement" means the Guaranty dated as of November 1, 1999 by the Guarantor.

     "Indemnification Agreement" means the Indemnification Agreement dated as of November 17, 1999 among the Insurer, the Originator and the Underwriter as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Indenture Trustee" means Harris Trust and Savings Bank, an Illinois banking corporation, as indenture trustee under the Indenture, and any successor to the Indenture Trustee under the Indenture.

     "Insurance Agreement Indenture Indicator" means the occurrence of any of the following events:

          (1) a demand for payment under the Policy;

          (2) an Insolvency Event relating to Copelco, any Subsidiary or the Issuer;

          (3) the Issuer becomes taxable as an association (or publicly traded partnership taxable as a corporation) for federal or state income tax purposes;

          (4) the sum of the amount of Available Funds with respect to any Payment Date plus the amount (if any) available from the Spread Account is less than the sum of the amounts described in clauses (i) through (vi) under Section 4.07(a) in the Indenture.

          (5) the occurrence of a Servicer Termination Event under the Sales and Servicing Agreement; and

          (6) any failure by the Servicer, the Seller, the Originator, Copelco or the Issuer to observe or perform in any material respect any other covenants, representations, warranties or agreements in the Sales and Servicing Agreement, the Indenture or any of the other Transaction Documents, which failure continues past any applicable cure period, if any, set forth in the related Transaction Documents.

          The Insurer shall have the right in its sole discretion without the consent of any of the Noteholders or the Indenture Trustee to waive any Insurance Agreement Indenture Indicator. In addition, upon the occurrence of an Insurance Agreement Indenture Indicator, the Insurer shall have the right in its sole discretion to notify the Indenture Trustee in writing that such Insurance Agreement Indenture Indicator constitutes an Event of Default under the Indenture pursuant to Section 7.01 (a)(iii) of the Indenture.

     "Insurance Agreement Indicator" means the occurrence of any one of the following events:

          (1) for any Determination Date, the average of the Delinquency Ratio for the four previous months exceeds 8.08%;

          (2) for any Determination Date, the average of the Net Loss Rate for the four previous months exceeds 10%.

          (3) for any Determination Date in a given time period set forth in the table below, the Cumulative Net Loss Percentage exceeds the level specified for such point in time:

          ----------------------------------------------------------------------
          Time Period                             Cumulative Net Loss Percentage
          ----------------------------------------------------------------------
          Closing through June 2000                           1.75%
          ----------------------------------------------------------------------
          July 2000 through September 2000                    2.40%
          ----------------------------------------------------------------------
          October 2000 through December 2001                  3.70%
          ----------------------------------------------------------------------
          January 2001 through March 2001                     5.35%
          ----------------------------------------------------------------------
          April 2001 through June 2001                        6.85%
          ----------------------------------------------------------------------
          July 2001 through September 2001                    8.05%
          ----------------------------------------------------------------------
          October 2001 through December 2002                  9.15%
          ----------------------------------------------------------------------
          January 2002 through March 2002                     10.05%
          ----------------------------------------------------------------------
          April 2002 through June 2002                        10.75%
          ----------------------------------------------------------------------
          After June 2002                                     11.30%
          ----------------------------------------------------------------------

          (4) Copelco fails to maintain Tangible Capital Funds at all times in an amount equal to or in excess of the sum of (a) $200,000,000 plus (b) seventy-five percent (75%) of its net income after December 31, 1997 (not reduced by any net loss), as reported on Copelco's income statements, and to be computed and tested against Copelco's quarterly financial statements;

          (5) Copelco incurs Total Liabilities, including contingent liabilities in the form of letters of credit and other credit supports arising from asset securitization and indebtedness for borrowed money, in excess of seven (7) times Tangible Capital Funds and to be computed and tested against Copelco's quarterly Financial Statements;

          (6) Copelco fails to maintain, on a rolling four quarter basis, a minimum ratio of (a) income before taxes (but after extraordinary items) plus total interest expense to (b) total interest expense, of at least 1.25 to 1, to be computed and tested against Copelco's consolidated statements of income;

          (7) Itochu International, Inc. or any Person rated not less than "BBB-" by S&P and "Baa3" by Moody's fails to own a larger percentage of voting securities of Copelco than any other shareholder;

          (8) a Change in Control of Flagship;

          (9) a failure by Copelco or Flagship to provide to the Insurer quarterly un-audited financial statements within 60 days of the end of each quarter and audited annual financial statements within 135 days of the end of each fiscal year. Such reporting shall include consolidating statements, be prepared by a nationally recognized independent accounting firm acceptable to the Insurer and contain no qualified opinions;

          (10) a failure by Copelco or Flagship to deliver an annual budget to the Insurer within 135 days of the end of each fiscal year;

          (11) a failure by Copelco to deliver to the Insurer a quarterly covenant compliance certificate which shall include a calculation of each required covenant, signed by the Vice President - Finance of Copelco or other authorized senior Copelco officer;

          (12) a failure by Copelco to deliver to the Insurer a copy of any amendment, modification, restatement or supplement of Copelco's Revolving Bank Facility or any new agreement in replacement of or in addition to the Revolving Bank Facility within 45 days of such execution thereof.

          (13) the occurrence of a Servicer Termination Event or Insurance Agreement Indenture Indicator;

          (14) an Insolvency Event relating to Copelco, any Subsidiary or the Issuer;

          (15) a failure by Copelco or the Servicer to perform or observe any provision of the Transaction Documents, including the furnishing of reports and making payments when due, which is not cured within the applicable cure period, if any, set forth in the related Transaction Documents;

          (16) a default under any of the Transaction Documents which is not cured within the applicable cure period, if any, set forth in the related Transaction Documents;

          (17) the cessation of a valid perfected first priority security interest in the Auto Loans in favor of the Indenture Trustee; and

          (18) a demand for payment under the Policy.

The Insurer shall have the right in its sole discretion without the consent of any of the Noteholders or Indenture Trustee to waive or amend any Insurance Agreement Indicator; provided, however, that with respect to the occurrence of any event described in clauses (4) through (8) above, such waiver or amendment shall not be unreasonably withheld if the occurrence of such event does not have a material adverse effect on the Notes or the rating of the Notes without regard to the Policy.

     "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

     "Itochu International Affiliate" shall have the meaning set forth in the Revolving Bank Facility.

     "Late Payment Rate" means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Liabilities" shall have the meaning ascribed to such term in Section 3.04(a) hereof.

     "Losses" means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

     "Material Adverse Change" means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person taken as a whole or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Obligor" means the original obligor under each Auto Loan, including any guarantor of such obligor and their respective successors.

     "Offering Document" means the Prospectus dated November 8, 1999, the preliminary Prospectus Supplement dated November 8, 1999 and the final Prospectus Supplement dated November 17, 1999, (and any amendment or supplement thereto) and any other offering document in respect of the Securities prepared by the Seller, the Depositor, the Servicer, the Originator or the Issuer that makes reference to the Policy.

     "Opinion Facts and Assumptions" means the facts and assumptions contained in the insolvency opinion dated November 24, 1999 by Mayer Brown & Platt insofar as they relate to the Originator, the Seller, the Depositor, the Special Member and the Issuer.

     "Owner Trust Purchase Agreement" means the Owner Trust Purchase Agreement dated as of November 1, 1999 among the Issuer and the Depositor as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Owners" means registered holders of Securities.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

     "Premium" means the premium payable in accordance with Section 3.02 hereof.

     "Premium Percentage" shall have the meaning ascribed to such term in
Section 3.02 hereof.

     "Revolving Bank Facility" means the Amended and Restated Credit Agreement dated October 27,1998.

     "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of November 1, 1999 among the Originator, the Servicer, the Seller, the Issuer, the Back-up Servicer and the Indenture Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Securities" shall have the meaning set forth in the first "Whereas" clause above.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

     "Subordinated Debt" means unsecured debt to the extent not due and payable prior to, or subject to scheduled prepayments prior to, the "Revolving Termination Date" (as defined in the Revolving Bank Facility); provided, however, that debt from an Itochu International Affiliate shall not be included in Subordinated Debt.

     "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by Copelco.

     "Tangible Capital Funds" means, as of the time of determination, Tangible Net Worth plus Subordinated Debt.

     "Tangible Net Worth" means Total Assets less Total Liabilities computed in accordance with generally accepted accounting principles, less the aggregate net amount of the following items to the extent, if any, that they were included in Total Assets or deducted from Total Liabilities in computing shareholders' equity:

          (a) All licenses, patents, copyrights, trade names, trademarks, goodwill or any premium paid in excess of the book value of purchased assets, experimental or organizational expense, unamortized debt discount and expense, and all other assets which under generally accepted accounting principles are deemed intangible;

          (b) Any write-up of assets (other than current assets) made after the date of the Revolving Bank Facility;

          (c) All assets located outside the United States of America as defined in the Revolving Bank Facility; and

          (d) Deferred assets other than prepaid insurance and taxes.

     Any receivables from an Itochu International Affiliate arising under any tax sharing arrangement shall only be included in the calculation of Tangible Net Worth as a deduction from Total Assets if the existing bank group for the Revolving Bank Facility fails to approve an amendment to such agreement to exclude this amount.

     "Term of the Insurance Agreement" shall be determined as provided in
Section 4.01 hereof.

     "Total Assets" means the total assets of Copelco and its Subsidiaries computed on a consolidated basis in accordance with generally accepted accounting principles.

     "Total Liabilities" means the total liabilities of Copelco and its Subsidiaries (other than debt that is issued by a special purpose subsidiary that is nonrecourse to Copelco), including, without limitation, deferred taxes, computed on a consolidated basis in accordance with generally accepted accounting principles.

     "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

     "Transaction Documents" means this Insurance Agreement, the Commitment, the Indenture, the Sales and Servicing Agreement, the Trust Agreement, the Depositor Purchase Agreement, the Owner Trust Purchase Agreement, the Guaranty Agreement, the Indemnification

Agreement, the Spread Account Agreement, the Offering Document, the Securities and the Underwriting Agreement.

     "Trust Agreement" means the Trust Agreement dated as of November 1, 1999 among the Depositor, the Originator and the Owner Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Underwriter " means Prudential Securities Incorporated.

     "Underwriting Agreement" means the Underwriting Agreement between the Originator, the Depositor and the Underwriter with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01. REPRESENTATION AND WARRANTIES OF THE SERVICER, THE SELLER, THE ORIGINATOR, THE GUARANTOR, THE SPECIAL MEMBER AND THE ISSUER. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer, respectively, represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

          (a) Due Organization and Qualification. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer are each a corporation, owner trust, or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) Power and Authority. Each of the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

          (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Servicer, the Originator, the Seller, the Guarantor, the Special Member and the Issuer have been duly authorized by all necessary action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Servicer's, the Seller's, the Originator's, the Guarantor's, the Special Member's or the Issuer's stockholders or members, which have not previously been obtained or given by the Servicer, the Originator, the Guarantor, the Special Member or the Issuer.

          (d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

               (i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, the Seller, the Guarantor, the Originator, the Special Member or the Issuer or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer;

               (ii) constitutes a default by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, is or may be bound or affected; or

               (iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, except as contemplated by the Transaction Documents.

          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, the Seller, the Originator, the Guarantor, the Special Member, the Issuer or any of its or their subsidiaries, or any properties or rights of the Servicer, the Originator, the Seller, the Guarantor, the Special Member, the Issuer or any of its or their subsidiaries, pending or, to the Servicer's, the Seller's, the Originator's, the Guarantor's, the Special Member's or the Issuer's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or Issuer.

          (f) Valid and Binding Obligations. The Securities, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Securities), when executed and delivered by the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer, will constitute the legal, valid and binding obligations of the Servicer, the Seller, the Originator, the Guarantor, the Issuer and the Special Member, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, as applicable.

          (g) Financial Statements. The Financial Statements of the Guarantor, the Originator and the Servicer, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Guarantor, the Originator and the Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Servicer, the Guarantor or the Originator. Except as disclosed in the Financial Statements, the Servicer, the Guarantor and the Originator are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Servicer, the Guarantor or the Originator.

          (h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Originator, the Seller, the Guarantor, the Special Member or the Issuer. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation or organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, the Seller, the Originator, the Guarantor, the

     Special Member or the Issuer, as the case may be, to perform its respective obligations under the Transaction Documents.

          (i) Taxes. The Servicer, the Guarantor, the Seller, the Originator, the Special Member and the Issuer and the Servicer's, the Seller's, the Originator's, the Guarantor's, the Special Member's and the Issuer's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer.

          (j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Auto Loans, the operations of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer (including servicing or origination of loans) or the financial condition of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer contains any statement of a material fact by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or Issuer which was untrue or misleading in any material adverse respect when made. None of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer that would render any of the Documents untrue or misleading in any material respect.

          (k) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the headings "The Policy" and "The Insurer" or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Securities has been or will be in violation of the Securities Act or any other federal or state securities laws. The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

          (l) Transaction Documents. Each of the representations and warranties of the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer contained in the Transaction Documents is true and correct in all material respects, and the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (m) Solvency; Fraudulent Conveyance. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer or any of their assets. The amount of consideration being received by the Issuer upon the sale of the Securities to the Underwriter constitutes reasonably equivalent value and fair consideration for the interest in the Auto Loans evidenced by the Securities. The Originator is not transferring the Auto Loans to the Seller, the Seller is not transferring the Auto Loans to the Depositor, the Depositor is not transferring the Auto Loans to the Issuer, the Issuer is not pledging the Collateral to the Indenture Trustee and the Issuer is not selling the Securities to the Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller's, the Seller's, the Originator's or the Issuer's creditors.

          (n) Principal Place of Business. The principal place of business of Flagship is located in Philadelphia, Pennsylvania, the principal place of business of the Seller is located in Philadelphia, Pennsylvania, the principal place of business of the Guarantor is located in Mount Laurel, New Jersey, the principal place of business of the Issuer is located in Wilmington, Delaware and the principal place of business of the Special Member is located in Philadelphia, Pennsylvania.

          (o) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller, the Originator, the Special Member and the Issuer are true and correct as of the Date of Issuance.

     Section 2.02. AFFIRMATIVE COVENANTS OF THE SERVICER, THE SELLER, THE ORIGINATOR, THE GUARANTOR, THE SPECIAL MEMBER AND THE ISSUER. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer hereby agree that during the Term of the Insurance Agreement, and to the extent each of the following applies to it, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

          (b) Corporate Existence. The Servicer, its successors and assigns, the Seller, its successors and assigns, the Originator, its successors and assigns, the Guarantor, its successors and assigns, the Special Member, its successors and assigns, and the Issuer, its successors and assigns, shall maintain their respective existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of organization and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its organizational documents.

          (c) Financial Statements; Accountants' Reports; Other Information. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer, the Guarantor and the Originator shall furnish or cause to be furnished to the
     Insurer:

               (i) Annual Financial Statements. As soon as available, and in any event within 135 days after the close of each fiscal year of the Servicer, the Guarantor and the Originator, the audited consolidated balance sheets of the Servicer, the Guarantor and the Originator and their subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the audit opinion of the Servicer's, the Guarantor's and the Originator's independent accountants (which shall be nationally recognized independent public accounting firms acceptable to the Insurer) and by the certificate specified in Section 2.02(e) hereof.

               (ii) Quarterly Financial Statements. As soon as available, and in any event within 60 days after each of the first three fiscal quarters of each fiscal year of the Servicer, the Guarantor and the Originator, the unaudited consolidated balance sheets of the Servicer, the Guarantor and the Originator and their subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the certificate specified in
          Section 2.02(e) hereof.

               (iii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Insurer a copy of the magnetic tape to be delivered to the Indenture Trustee on the Closing Date setting forth, as to each Auto Loan, the information required under the definition of Schedule of Auto Loans attached as Exhibit A to the Sales and Servicing Agreement. Thereafter, the Servicer shall deliver to the Insurer not later than 12:00 noon, New York City time, on each Payment Date the report required by Section 3.9 of the Sales and Servicing Agreement.

               (iv) Computer Diskette. Beginning in February 2000, the Servicer will deliver to the Insurer on a quarterly basis a computer diskette containing a quarterly summary of the information provided to the Insurer pursuant to clause (iii) of this Section 2.02(c) and also containing information similar to the information provided in the Schedule of Auto Loans delivered to the Indenture Trustee pursuant to the Sales and Servicing Agreement and described in Schedule A of the Sales and Servicing Agreement.

               (v) Certain Information. Upon the reasonable request of the Insurer, the Servicer, the Guarantor, and the Originator shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer, the Guarantor or the Originator files with, or deliver to, the Commission or any national securities exchange.

               (vi) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer, the Originator, the Guarantor, the Special Member or the Issuer pursuant to the terms of the Sales and Servicing Agreement, promptly upon request, such other data as the Insurer may reasonably request.

               (vii) Quarterly Covenant Compliance Certificate. Copelco shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to clauses (i) and (ii) of this
          Section 2.02(c), one or more certificates signed by an officer of Copelco, authorized to execute such certificates on behalf of Copelco, setting forth each of the calculations under the definition of "Insurance Agreement Indicators" hereunder for the related quarter and stating that to the best of such individual's knowledge following reasonable inquiry, no Insurance Agreement Indicator has occurred, or if an Insurance Agreement Indicator has occurred, specifying the nature thereof.

               (viii) Annual Budget. As soon as available, and in any event within 135 days after the close of each fiscal year of the Servicer, the Guarantor and the Originator, the annual budget of the Servicer, the Guarantor and the Originator for the next succeeding fiscal year.

          All financial statements specified in clause (i) of this Section 2.02(c) shall be furnished in consolidated form for the Servicer and all its subsidiaries in the event the Servicer shall consolidate its financial statements with its subsidiaries, for the Guarantor and all its subsidiaries in the event the Guarantor shall consolidate its financial statements with its subsidiaries, and for the Originator and its subsidiaries in the event the Originator shall consolidate its financial statements with its subsidiaries unless the Originator's financial statements are consolidated with those of the Servicer or the Guarantor, the Servicer's financial statements are consolidated with those of the Originator or the Guarantor, or the Guarantor's financial statements are consolidated with those of the Servicer or the Originator.

          The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer, the Originator, the Guarantor, the Special Member or the Issuer pursuant to this Section 2.02(c) to the extent provided in Section 2.02(f) hereof.

          (d) Corporate Formalities. The Issuer, the Seller and the Special Member shall have at least annual meetings of the members or the shareholders, as applicable, and at least annual board of director meetings (in each case, or written consents in lieu of the same) and shall prepare income and franchise tax returns as appropriate. The Issuer, the Seller and the Special Member shall deliver to the Insurer copies of the minutes of such meetings upon written request and such tax returns promptly upon filing but in no event later than August 31 of each year, beginning in 2000. Each of the Issuer, the Seller and the Special Member shall observe all corporate or other formalities necessary to preserve its status a separate legal entity. The Issuer, the Seller and the Special Member agree that they shall not modify, alter or amend their respective organizational documents without the prior written consent of the Insurer.

          (e) Compliance Certificate. The Servicer, the Guarantor and the Originator shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of the Servicer, an officer of the Guarantor and an officer of the Originator authorized to execute such certificates on behalf of the Servicer, the Guarantor and the Originator stating that:

               (i) a review of the Servicer's performance under the Transaction Documents during such period has been made under such officer's supervision;

               (ii) to the best of such individual's knowledge following reasonable inquiry, no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to the related Transaction Documents, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

               (iii) the attached financial statements submitted in accordance with Section 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Servicer, the Guarantor, and the Originator as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and

               (iv) the Servicer has in full force and effect a blanket fidelity bond (or direct surety bond) and an errors and omissions insurance policy in accordance with the terms and requirements of Section 3.14 of the Sales and Servicing Agreement.

          (f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Servicer, the Guarantor, and the Originator shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Servicer, of the Guarantor and of the Originator as they may relate to the Securities, the obligations of the Servicer, of the Guarantor or of the Originator under the Transaction Documents, and the Transaction;

               (ii) to discuss the affairs, finances and accounts of the Servicer, of the Guarantor or of the Originator with the chief operating officer and the chief financial officer of the Servicer, of the Guarantor, or of the Originator, as the case may be; and

               (iii) with the Servicer's, the Guarantor's or the Originator's consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer, the Guarantor or the Originator with the Servicer's, the Guarantor's or the Originator's independent accountants, provided that an officer of the Servicer, the Guarantor or the Originator shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer, the Guarantor or the Originator. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing. The books and records of the Guarantor shall be maintained at the address of the Guarantor designated herein for receipt of notices, unless the Guarantor shall otherwise advise the parties hereto in writing. The books and records of the Originator shall be maintained at the address of the Originator designated herein for receipt of notices, unless the Originator shall otherwise advise the parties hereto in writing.

          The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

          (g) Notice of Material Events. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall be obligated (which obligation shall be satisfied as to each if performed by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

               (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer that (A) would likely be required to be disclosed to the Commission or to the Servicer's, the Guarantor's, the Seller's, the Originator's, the Special Member's or the Issuer's shareholders or members, as applicable, or (B) would likely result in a Material Adverse Change with respect to the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer;

               (ii) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, if adversely determined, would have a material adverse effect on the Issuer, the Owners, the Special Member or the Insurer;

               (iii) any change in the location of the Servicer's, the Guarantor's, the Seller's, the Originator's, the Special Member's or the Issuer's principal office or any change in the location of the Servicer's, the Guarantor's, the Seller's, the Originator's, the Special Member's or the Issuer's books and records;

               (iv) the occurrence of any Default or Event of Default or of any Material Adverse Change;

               (v) the commencement of any proceedings by or against the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer or any of its or their assets; or

               (vi) the receipt of notice that (A) the Servicer, the Guarantor, the Seller, the Originator, the Special Member or the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval which are material for the conduct of the Servicer's, the Guarantor's, the Seller's, the Originator's, the Special Member's or the Issuer's business is to be or may be suspended or revoked, or (C) the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer is to cease and desist any practice, procedure or policy employed by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer.

          (h) Financing Statements and Further Assurances. The Servicer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Collateral. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer agrees to cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof and to provide all information reasonably requested by S&P or Moody's.

          (i) Maintenance of Licenses. The Servicer, the Guarantor, the Seller, the Originator, the Special Member and the Issuer, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

          (j) Redemption of Securities. The Issuer shall instruct the Indenture Trustee, upon redemption or payment of all of the Securities pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment of all of the Securities, to surrender the Policy to the Insurer for cancellation.

          (k) Disclosure Document. Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

          (l) Servicing of Auto Loans. The Servicer shall perform such actions with respect to the Auto Loans as are required by or provided in the Sales and Servicing Agreement. The Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

          (m) Maintenance of Collateral. On or before each November 1 beginning in 2000, so long as any of the Securities are outstanding, the Servicer shall furnish to the Insurer and the Indenture Trustee an officers' certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Collateral and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers' certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Collateral until the date such next officers' certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

          (n) Closing Documents. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall provide or cause to be provided to the Insurer a bound volume or volumes of the Transaction Documents and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Insurer, the Servicer, the Guarantor, the Seller, the Originator, the Special Member and the Issuer shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

          (o) Preference Payments. With respect to any Preference Amount (as defined in the Policy), the Servicer shall provide to the Insurer upon the request of the Insurer:

               (i) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 4.07 of the Indenture to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C.ss.ss. 101 et seq., as amended (the "Bankruptcy Code");

               (ii) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

               (iii) an assignment in such form as reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Servicer, the Indenture Trustee and any Owner relating to or arising under the Auto Loan against the debtor which made such preference payment or otherwise with respect to such preference amount; and

               (iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Indenture Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

          (p) Flagship To Hold Common Stock of Special Member. Flagship shall hold, either directly or indirectly, all of the common stock of the Special Member during the Term of the Insurance Agreement. Flagship shall not sell, pledge or otherwise transfer such stock without the prior written consent of the Insurer.

          (q) Membership Interest of the Seller and Beneficial Ownership of the Issuer. Flagship shall hold, either directly or indirectly, all of the membership interest in the Seller and the Special Member during the Term of the Insurance Agreement. Flagship shall not sell, pledge or otherwise transfer such interest without the prior written consent of the Insurer. The Seller shall maintain the beneficial ownership of the Issuer and shall not transfer any certificate issued by the Issuer without the prior written consent of the Insurer.

          (r) Year 2000 Program. The Servicer has taken, all steps reasonably necessary and appropriate to prevent any problems in its computer and information systems arising from or in connection with the information processing challenges associated with the Year 2000, and will provide to the Insurer such information and reports as the Insurer may reasonably request from time to time with respect to such steps as have or will be taken with respect thereto.

          (s) Reliening. The Servicer agrees that, upon the occurrence of any event set forth in clauses (4), (5), (6), (7), (8), (9), (11), (14), (15),
     (17) or (18) of the definition of "Insurance Agreement Indicator", the Indenture Trustee at the written direction of the Insurer may take or cause to be taken such actions as may, in the reasonable opinion of the Insurer or the Indenture Trustee with the consent of the Insurer, be necessary to perfect or re-perfect the security interest in the Vehicles in the name of the Issuer, including by amending the title documents of the Vehicles. The Servicer hereby agrees to pay all expenses reasonably related to such perfection or re-perfection and to take all action reasonably necessary therefor and shall not be entitled to reimbursement therefor. If such expenses are not paid within 15 days after delivery of any invoice for such expenses to the Servicer, such expenses shall be paid pursuant to Section
     4.07 (a)(x) of the Indenture. If such expenses are paid by the Indenture Trustee they may be reimbursed pursuant to Section 4.07(a)(x) without regard to the Annual Indenture Trustee Expense Cap. The Insurer may, in its sole discretion, pay such costs and any such amounts shall be included in Reimbursement Amounts owed to the Insurer pursuant to Section 4.07 of the Indenture.

          (t) BDO Seidman Review. Three months after closing, at the expense of Flagship, BDO Seidman shall perform the following procedures:

               (i) verify that Flagship is not granting any extensions on the Auto Loans;

               (ii) for the prior twelve months, verify the monthly trend data relating to the number of days from repossession of a Financed Vehicle to auction of such Financed Vehicle;

               (iii) verify that the Actual Recovery Amounts on the Auto Loans are reported as of the time of disposition of the Financed Vehicle in an amount equal to the actual proceeds of sale, the actual proceeds from insurance, the actual proceeds from any dealer agreements or the actual proceeds from any other disposition of the Financed Vehicle, as applicable, and that no estimations are used as to the amount of proceeds received from the disposition of the Financed Vehicle;

               (iv) BDO Seidman shall repeat the "Account Testing" procedures reported in the October 27, 1999 report and shall verify that all Charged-off Auto Loans are properly reported on the Servicer's Certificate required by the Servicing Agreement and in Flagship's account records; and

               (v) verify Flagship's ability to track recency statistics.

     Section 2.03. NEGATIVE COVENANTS OF THE SERVICER, THE SELLER, THE ORIGINATOR, THE GUARANTOR, THE SPECIAL MEMBER AND THE ISSUER. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer, respectively, hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. None of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, or may materially interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Servicer and the Originator shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

          (b) Adverse Selection Procedure. The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer shall not use any adverse selection procedure in selecting Auto Loans to be transferred to the Indenture Trustee from the outstanding auto loans that qualify under the Sales and Servicing Agreement for inclusion in the Collateral.

          (c) Waiver, Amendments, Etc. None of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

          (d) Auto Loan Agreements; Charge-off Policy. Except as otherwise permitted in the Sales and Servicing Agreement, the Servicer and the Issuer shall not alter or amend any Auto Loan, or with respect to the Servicer its respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

Section 2.04. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INDENTURE TRUSTEE, THE COLLATERAL AGENT AND BACK-UP SERVICER. Each of the Indenture Trustee, the Collateral Agent and the Back-up Servicer represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto, each as to those matters relating to itself, as follows:

          (a) Due Organization and Qualification. The Indenture Trustee, the Collateral Agent and the Back-up Servicer are each a corporation or banking corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Indenture Trustee, the Collateral Agent and the Back-up Servicer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Indenture Trustee, the Collateral Agent and the Back-up Servicer have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Indenture Trustee's, the Collateral Agent's or the Back-up Servicer's stockholders, which have not previously been obtained or given by the Indenture Trustee, the Collateral Agent or the Back-up Servicer, as applicable.

          (c) Noncontravention. None of the execution and delivery of the Transaction Documents by the Indenture Trustee, the Collateral Agent or the Back-up Servicer, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction
     Documents:

               (i) conflicts with or results in any breach or violation of any provision of the certificate or articles of incorporation or bylaws of the Indenture Trustee, the Collateral Agent or the Back-up Servicer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Indenture Trustee, the Collateral Agent or the Back-up Servicer or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Indenture Trustee, the Collateral Agent or the Back-up Servicer, respectively;

               (ii) constitutes a default by the Indenture Trustee, the Collateral Agent or the Back-up Servicer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Indenture Trustee, the Collateral Agent or the Back-up Servicer is a party or by which any of their respective properties, which are individually or in the aggregate material to the Indenture Trustee, the Collateral Agent or the Back-up Servicer, is or may be bound or affected; or

               (iii) results in or requires the creation of any lien upon or in respect of any assets of the Indenture Trustee, the Collateral Agent or the Back-up Servicer, except as contemplated by the Transaction Documents.

          (d) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Indenture Trustee, the Collateral Agent, the Back-up Servicer or any of their subsidiaries, or any properties or rights of the Indenture Trustee, the Collateral Agent, the Back-up Servicer or any of their subsidiaries, pending or, to the Indenture Trustee, the Collateral Agent's or the Back-up Servicer's knowledge after reasonable inquiry, threatened, which in any case would reasonably be expected to result in a Material Adverse Change with respect to the Indenture Trustee, the Collateral Agent or the Back-up Servicer, respectively.

          (e) Valid and Binding Obligations. The Transaction Documents to which they are parties, when executed and delivered by the Indenture Trustee, the Collateral Agent and the Back-up Servicer, will constitute the legal, valid and binding obligations of the Indenture Trustee, the Collateral Agent and the Back-up Servicer, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. None of the Indenture Trustee, the Collateral Agent or the Back-up Servicer will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Indenture Trustee, the Collateral Agent and the Back-up Servicer, as applicable.

          (f) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Indenture Trustee, the Collateral Agent or the Back-up Servicer in the conduct of their business violates any law, regulation, judgment, agreement, order or decree applicable to the Indenture Trustee, the Collateral Agent or the Back-up Servicer that, if enforced, would reasonably be expected to result in a Material

     Adverse Change with respect to the Indenture Trustee, the Collateral Agent or the Back-up Servicer, respectively. None of the Indenture Trustee, the Collateral Agent or the Back-up Servicer is in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Indenture Trustee, the Collateral Agent or the Back-up Servicer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Indenture Trustee, the Collateral Agent or the Back-up Servicer, as the case may be, to perform its respective obligations under the Transaction Documents.

          (g) Transaction Documents. Each of the representations and warranties of the Indenture Trustee, the Collateral Agent and the Back-up Servicer, respectively, contained in the Transaction Documents is true and correct in all material respects, and the Indenture Trustee, the Collateral Agent and the Back-up Servicer hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (h) Compliance and Amendments. The Indenture Trustee, the Collateral Agent and the Back-up Servicer, respectively, shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Indenture Trustee, the Collateral Agent and the Back-up Servicer shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

     Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents, warrants and covenants as of the Date of Issuance, as follows:

          (a) Due Organization and Qualification. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Depositor is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) Power and Authority. The Depositor has all necessary corporate power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

          (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Depositor have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Depositor's stockholders, which have not previously been obtained or given by the Depositor, other than consents, approvals, notices and filings which would not have a material adverse effect on the Depositor or its ability to perform its obligations under any of the Transaction Documents.

          (d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Depositor, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

               (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Depositor or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Depositor;

               (ii) constitutes a default by the Depositor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Depositor is a party or by which any of its respective properties, which are individually or in the aggregate material to the Depositor, is or may be bound or affected; or

               (iii) results in or requires the creation of any lien upon or in respect of any assets of the Depositor, except as contemplated by the Transaction Documents;

     except, in the case of any of the foregoing, where such conflicts breaches, violations, defaults or liens would not have a material adverse effect on the Depositor or its ability to perform its obligations under any of the Transaction Documents.

          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Depositor or any of its subsidiaries, or any properties or rights of the Depositor or any of its subsidiaries, pending or, to the Depositor's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Depositor.

          (f) Valid and Binding Obligations. The Transaction Documents (other than the Notes) to which the Depositor is a party, when executed and delivered by the Depositor, will constitute the legal, valid and binding obligations of the Depositor, enforceable against the Depositor, respectively, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Depositor will not at any time in the future deny that the Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Depositor.

          (g) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Depositor, as amended, supplemented or superseded, furnished to the Insurer by the Depositor contains any statement of a material fact by the Depositor which was untrue or misleading in any material adverse respect when made. The Depositor has no knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Depositor.

          (h) Transaction Documents. Each of the representations and warranties of the Depositor contained in the Transaction Documents is true and correct in all material respects, and the Depositor hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (i) Solvency; Fraudulent Conveyance. The Depositor is not insolvent and will not become insolvent as a result of the transfer of the Auto Loans. The Depositor does not intend to incur or believe that it will incur debts beyond the Depositor's ability to pay as such debts mature. The transfer of Auto Loans by the Depositor is not and will not be made with actual intent to hinder, delay or defraud any Person. The assets of the Depositor do not constitute unreasonably small capital to carry out its business as conducted.

          (j) Principal Place of Business. The principal place of business of the Depositor is located in New York, New York.

          (k) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Depositor are true and correct as of the Date of Issuance.

          (l) No Material Event of Default. There is no material event of default on the part of the Depositor under any agreement involving financial obligations which would materially adversely impact the financial conditions or the operations of the Issuer or the obligations of the Depositor under any document associated with this Transaction.

     Section 2.06. AFFIRMATIVE COVENANTS OF THE DEPOSITOR. The Depositor hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Further Assurances. The Depositor shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, the Depositor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof and to provide all information reasonably requested by S&P or Moody's.

          (b) Maintenance of Licenses. The Depositor or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business to the extent also material to the obligations of the Depositor under the Transaction Documents.

     Section 2.07. NEGATIVE COVENANTS OF THE DEPOSITOR. The Depositor hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. The Depositor shall not take any action if such action may reasonably be expected to interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents.

          (b) Waiver, Amendments, Etc. The Depositor shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

     Section 2.08. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER TRUSTEE. The Owner Trustee hereby represents and warrants as follows:

          (a) Representations and Warranties. As of the Date of Issuance, each of the representations and warranties of the Owner Trustee set forth in the Transaction Documents to which it is a party is true and correct in all material respects and the Owner Trustee makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (b) Compliance and Amendments. The Owner Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Owner Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

          (c) Principal Place of Business. The principal place of business of the Owner Trustee is located in Charlotte, North Carolina.

                                  ARTICLE III

                            THE POLICY; REIMBURSEMENT

     Section 3.01. ISSUANCE OF THE POLICY. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

          (a) Payment of Initial Premium and Expenses. The Insurer shall have been paid, by the Servicer, the Seller, the Originator and the Issuer, that portion of a nonrefundable Premium payable on the Date of Issuance, and the Servicer shall agree to reimburse or pay directly other fees and expenses identified in Section
     3.02 hereof as payable.

          (b) Transaction Documents. The Insurer shall have received a fully executed copy of the Commitment and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

          (c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the organizational documents of the Servicer, the Seller, the Depositor, the Originator, the Special Member and the Issuer,
     (ii) the resolutions of the Seller's, the Depositor's the Originator's and the Issuer's Board of Directors authorizing the sale of the Auto Loans and
     (iii) the execution, delivery and performance by the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member and the Issuer of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Servicer, the Seller, the Depositor, the Originator, the Guarantor, the Special Member and the Issuer (which certificate shall state that such certificate or articles of incorporation or organization, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

          (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, the Seller, the Depositor, the Originator, the Guarantor the Special Member and the Issuer certifying the names and signatures of the officers of the Servicer, the Seller, the Depositor, the Originator, the Special Member and the Issuer authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

          (e) Representations and Warranties; Certificate. The representations and warranties of the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member and the Issuer to that effect.

          (f) Opinions of Counsel.

               (i) Brian Meyers, Esq., General Counsel of Flagship Credit Corporation shall have issued his favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Servicer, the Special Member, the Seller and the Originator.

               (ii) Spencer N. Lempert Esq., General Counsel of Copelco shall have issued his favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Guarantor.

               (iii) Fred Robustelli, Esq., Associate General Counsel of Prudential Securities Incorporated shall have issued his favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Depositor.

               (iv) The law firm of Morris, James, Hitchens & Williams, LLP shall have issued it favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Issuer.

               (v) The law firm of Mayer, Brown & Platt shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding (A) the sale of the Auto Loans, (B) the tax treatment of payments on the Securities under federal tax laws, and
          (C) the validity and enforceability of the Transaction Documents against the Servicer, the Special Member, the Originator, the Guarantor, and the Issuer.

               (vi) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.

          (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders or members of the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member and the Issuer, required in connection with the Transaction.

          (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

          (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

          (j) Issuance of Ratings. Receipt from S&P and Moody's of the highest
     (A) long-term rating on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

          (k) No Default. No Default or Event of Default shall have occurred.

          (l) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

          (m) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Securities conform to the terms of the Transaction Documents.

          (n) Compliance With Commitment. All other terms, conditions and requirements of the Commitment shall have been satisfied.

          (o) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter's obligation to purchase the Securities shall have been satisfied.

          (p) Underwriting Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement.

          (q) Guaranty Agreement. The Guarantor shall have executed the Guaranty Agreement, which shall be acceptable, in form and substance, to the Insurer, and an original executed copy of such Guaranty Agreement shall have been delivered to the Insurer.

     Section 3.02. PAYMENT OF FEES AND PREMIUM.

          (a) Legal and Accounting Fees. The Servicer, the Seller, the Originator and the Issuer shall pay or cause to be paid, on the Date of Issuance, reasonable legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer's auditors in accordance with the terms of the Commitment. Any fees of the Insurer's auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Servicer, the Seller, the Originator and the Issuer on demand.

          (b) Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Commitment (i) in the case of Premium due on or before the Date of Issuance, directly from the Servicer, the Seller, the Originator and the Issuer and (ii) in the case of Premium due after the Date of Issuance, first, pursuant to the Indenture, and second, to the extent the amounts in subclause first are not sufficient, directly from the Servicer. The Premium shall be calculated according to paragraph 1 of the Commitment for the amount due on or before the Date of Issuance and paragraph 1 of the Commitment for the amount due on each Payment Date. The Premium paid hereunder or under the Indenture shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. The Servicer, the Seller, the Originator, the Issuer and the Indenture Trustee shall make all payments of

     Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer, the Seller, the Originator, the Issuer and the Indenture Trustee.

     Section 3.03. REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION.

          (a) In accordance with the priorities established in Section 4.07 of the Indenture the Insurer shall be entitled to reimbursement for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (b) Notwithstanding anything in Section 3.03(a) hereof to the contrary, the Servicer, the Guarantor and the Originator agree to reimburse the Insurer as follows: (i) from the Originator and the Guarantor for payments made under the Policy arising as a result of the Originator's failure to repurchase any Auto Loan required to be repurchased pursuant to
     Section 2.2 or 2.4 of the Sales and Servicing Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) from the Servicer, for payments made under the Policy, arising as a result of (A) the Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Sales and Servicing Agreement or (B) the Servicer's failure to repurchase any Auto Loan required to be repurchased under Section 3.7 of the Sales and Servicing Agreement or Section 4.06 of the Indenture, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate and (iii) from the Guarantor, for payments made under the Policy (or pursuant to Sections 2.02(s) of this Insurance Agreement or
     Section 6.2 of the Sales and Servicing Agreement) arising as a result of the Guarantor's failure to make payment pursuant to the Guaranty Agreement, together with interest on any and all amounts remaining unreimbursed from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (c) The Servicer, the Guarantor, the Seller and the Originator agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction including a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in this clause (ii), (iii) any amendment, transfer of servicing, reliening, consent, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed including any reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents, or (iv) preparation of bound volumes of the Transaction Documents.

          (d) The Servicer, the Seller, the Originator, the Guarantor and the Issuer agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

          (e) The Servicer, the Seller, the Originator, the Guarantor, the Special Member and the Issuer agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, respectively, including, without limitation, any amounts payable by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer pursuant to the Securities or any other Transaction Documents.

          (f) Following termination of the Indenture pursuant to Section 12.01 thereof, the Seller agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

          All such amounts are to be immediately due and payable without demand.

     Section 3.04. INDEMNIFICATION; LIMITATION OF LIABILITY.

          (a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Issuer, the Seller, the Originator, the Guarantor, the Special Member, the Servicer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the

     Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Offering Document under the captions "The Policy" and "The Insurer", or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Insurer Information");

               (ii) to the extent not covered by clause (i) above, any act or omission of the Seller, the Originator, the Guarantor, the Servicer, the Special Member or the Issuer, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Securities other than by reason of false or misleading information provided by the Insurer in writing for inclusion in the Offering Document as specified in clause (i) above;

               (iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer;

               (iv) violation by the Issuer, the Seller, the Originator, the Guarantor, the Special Member or the Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Securities or the transactions contemplated by the Transaction Documents;

               (v) violation by the Issuer, the Seller, the Originator, the Guarantor, the Special Member or the Servicer of any federal or state laws, rules or regulations relating to the Transaction, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Auto Loans;

               (vi) breach by the Issuer, the Seller, the Originator, the Guarantor, the Special Member or the Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

               (vii) breach by the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer of any representation or warranty on the part of the Servicer, the Seller, the Originator, the Special Member or the Issuer contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

          This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          (b) The Originator and the Guarantor agree to indemnify the Depositor, the Indenture Trustee, the Issuer and the Insurer for any and all Liabilities incurred by the Indenture Trustee, the Depositor, the Issuer and the Insurer due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Auto Loan subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

          (c) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer under this Section 3.04, notify the Servicer, the Seller, the Originator, the Depositor, the Guarantor, the Special Member or the Issuer of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer of the commencement thereof, the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer to such indemnified party of its election so to assume the defense thereof, the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the Servicer, the Depositor, the Seller, the Originator, the Special Member or the Issuer. The Servicer, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall not be liable for any settlement of any action or claim effected without its consent.

          (d) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Indenture Trustee and the Collateral Agent agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Indenture Trustee and the Collateral Agent of any of its respective obligations under this Insurance Agreement or under the Indenture. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          (e) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Back-up Servicer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees and agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Back-up Servicer of any of its obligations under this Insurance Agreement or under the Sales and Servicing Agreement. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

     Section 3.05. PAYMENT PROCEDURE. In the event of any payment by the Insurer, the Indenture Trustee, the Servicer, the Seller, the Originator, the Special Member, the Guarantor and the Issuer agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

     Section 4.01. EFFECTIVE DATE; TERM OF THE INSURANCE AGREEMENT. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer or from any other source under the Transaction Documents and all amounts payable under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

     Section 4.02. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

          (a) Excepting at such times as a default in payment under the Policy shall exist, none of the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Owner Trustee, the Depositor, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

          (b) To the extent permitted by law, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Back-up Servicer, the Depositor, the Seller, the Originator, the Special Member, the Guarantor and the Issuer agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

     Section 4.03. OBLIGATIONS ABSOLUTE.

          (a) The obligations of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Special Member, the Guarantor and the Issuer, respectively, hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Securities or the Policy;

               (ii) any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Owner Trustee, the Seller, the Originator, the Special Member, the Guarantor or the Issuer may have at any time against the Insurer or any other Person;

               (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

               (vi) any failure of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Special Member, the Guarantor or the Issuer to receive the proceeds from the sale of the Securities; or

               (vii) any breach by the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Guarantor, the Seller, the Originator or the Issuer of any representation, warranty or covenant contained in any of the Transaction Documents.

          (b) The Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member, the Issuer and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator the Guarantor, the Special Member or the Issuer under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
     (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this
     Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;
     (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (c) Nothing herein shall be construed as prohibiting the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Depositor, the Originator, the Guarantor, the Special Member or the Issuer from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

     Section 4.04. ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

          (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

          (c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

          (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Depositor, the Originator, the Guarantor, the Special Member or the Issuer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee, the Collateral Agent nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any other amounts paid by the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Seller, the Depositor, the Originator, the Guarantor, the Special Member or the Issuer pursuant to Section 3.02, 3.03 or 3.04 hereof.

          (e) The Servicer, the Seller, the Depositor, the Originator, the Issuer, the Back-up Servicer, the Owner Trustee, the Guarantor, the Special Member and the Indenture Trustee, the Collateral Agent agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

     Section 4.05. LIABILITY OF THE INSURER. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

     Section 4.06. PARTIES WILL NOT INSTITUTE INSOLVENCY PROCEEDINGS. So long as this Agreement is in effect, and for one year plus one day following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Seller, the Depositor, the Issuer or the Special Member.

     Section 4.07. INDENTURE TRUSTEE, THE COLLATERAL AGENT, ISSUER, BACK-UP SERVICER, ORIGINATOR, THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE GUARANTOR, THE SPECIAL MEMBER AND SERVICER TO JOIN IN ENFORCEMENT ACTION. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Auto Loan, the Indenture Trustee, the Collateral Agent, the Issuer, the Back-up Servicer, the Seller, the Owner Trustee, the Depositor, the Originator, the Guarantor, the Special Member and the Servicer agree to join in any action initiated by the Indenture Trustee or the Insurer for the protection of such right or exercise of such remedy.

     Section 4.08. SUBROGATION. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against the Issuer, the Seller, the Originator, the Guarantor or the Servicer or in respect of the Auto Loans available to the Indenture Trustee under the Transaction Documents. The Indenture Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Indenture.

                                   ARTICLE V

                               DEFAULTS; REMEDIES

     Section 5.01. DEFAULTS. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) any representation or warranty made by the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;

          (b)(i) the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall fail to pay when due, beyond any cure period provided for therein, any amount payable by the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer hereunder or
     (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Servicer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer;

          (c) the occurrence and continuance of an "Event of Default" under the Indenture (as defined therein);

          (d) any failure on the part of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Special Member, the Guarantor or the Issuer contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer, as applicable, by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer);

          (e) decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

          (f) the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer or of or relating to all or substantially all of the property of either;

          (g) the Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (h) the occurrence and continuance of a "Servicer Termination Event" under the Sales and Servicing Agreement as defined herein;

          (i) the failure of the Seller, the Originator or the Issuer to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions; or

          (j) the occurrence of an Insurance Agreement Indicator as defined herein.

     Section 5.02. REMEDIES; NO REMEDY EXCLUSIVE.

          (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

               (i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or

               (ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator, the Guarantor, the Special Member or the Issuer under the Transaction Documents.

          (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in
     Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

     Section 5.03. WAIVERS.

          (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Servicer, the Indenture Trustee, the Collateral Agent, the Owner Trustee, the Back-up Servicer, the Seller, the Originator the Guarantor, the Special Member and the Issuer. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. AMENDMENTS, ETC. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee, S&P and Moody's. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

     Section 6.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

     (a)  To the Insurer:

          MBIA Insurance Corporation
          113 King Street

          Armonk, NY  10504
          Attention: Insured Portfolio Management-Structured Finance (IPM-SF)
                     (Flagship Auto Receivables Owner Trust 1999-2)
          Telecopy No.: (914) 765-3810
          Confirmation: (914) 765-3781

          (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

     (b)  To the Originator:

          Flagship Credit Corporation
          1 International Plaza
          Philadelphia PA 19113
          Attention: General Counsel
          Telecopy No.: (610) 595-0469
          Confirmation: (610) 521-8100

     (c)  To the Servicer:

          Flagship Credit Corporation
          1 International Plaza
          Philadelphia PA 19113
          Attention: General Counsel
          Telecopy No.: (610) 595-0469
          Confirmation: (610) 521-8100

     (d)  To the Indenture Trustee and the Collateral Agent:

          Harris Trust and Savings Bank
          311 West Monroe Street
          Chicago IL 60606
          Attention: Corporate Trust Services--Indenture Trust Administrator Telecopy No.: (312) 461-3525
          Confirmation: (312) 461-4662

     (e)  To the Seller:

          Flagship Auto Loan Funding LLC 1999-II
          1 International Plaza
          Philadelphia PA 19113

                           Attention: General Counsel
                           Telecopy No.: (610) 595-0469
                           Confirmation: (610) 521-8100

     (f)  To the Back-up Servicer and Guarantor:

                           Copelco Financial Services Group Inc.
                           700 East Gate Drive, Suite 400
                           Mount Laurel, NJ 08054
                           Attention: General Counsel
                           Telecopy No.: (609) 273-9288
                           Confirmation: (609) 231-9600

     (g)  To the Special Member:

                           Flagship Special Member, Inc.
                           1 International Plaza
                           Philadelphia PA 19113
                           Attention: General Counsel
                           Telecopy No.: (610) 595-0469
                           Confirmation: (610) 521-8100

     (h)  To the Issuer:

                           Flagship Auto Receivables Owner Trust 1999-2
                           c/o First Union National Bank
                           One Rodney Square
                           920 King Street
                           Wilmington DE 19801
                           Attention: Corporate Trust Administrator
                           Telecopy No.: (302) 888-7544
                           Confirmation: (302) 888-7539

     (i)  To the Depositor:

                           Prudential Securities Secured Financing Corporation c/o Prudential Securities Incorporated
                           One New York Plaza, 14th Floor
                           New York, NY  10292-1000
                           Attention: Group Head Asset-Backed Finance Group Telecopy No.: (212) 778-7401
                           Confirmation: (212) 778-1000

     (j)  To the Owner Trustee:

                           First Union National Bank
                           One Rodney Square
                           920 King Street

                           Wilmington DE 19801
                           Attention: Corporate Trust Administrator
                           Telecopy No.: (302) 888-7544
                           Confirmation: (302) 888-7539

     A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

     Section 6.03. SEVERABILITY. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 6.04. GOVERNING LAW. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

     Section 6.05. CONSENT TO JURISDICTION.

          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

     Section 6.06. CONSENT OF THE INSURER. Except as otherwise provided, in the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

     Section 6.07. COUNTERPARTS. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     Section 6.08. HEADINGS. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

     Section 6.09. TRIAL BY JURY WAIVED. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

     Section 6.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

     Section 6.11. ENTIRE AGREEMENT. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

     Section 6.12. LIMITATION OF LIABILITY. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by First Union National Bank, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and in no event shall First Union National Bank have any liability (except with respect to its own grossly negligent conduct or failure to act) in respect of the representations, warranties or obligations of the Issuer hereunder or under any other documents as to all of which recourse shall be solely to the assets of the Issuer, and for all purposes of the Agreement and each other document, First Union National Bank shall be entitled to the benefits of the Trust Agreement.

         [Remainder of page intentionally blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                 MBIA INSURANCE CORPORATION,
                                 as Insurer


                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 FLAGSHIP CREDIT CORPORATION
                                 as Originator and as Servicer


                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 FLAGSHIP AUTO LOAN FUNDING LLC
                                 1999-II, as Seller

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2, as Issuer
                                 By: First Union National Bank, as Owner Trustee solely and not in its individual capacity,

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 PRUDENTIAL SECURITIES SECURED FINANCING
                                 CORPORATION, as Depositor

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 FLAGSHIP SPECIAL MEMBER, INC.,
                                 as Special Member

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 COPELCO FINANCIAL SERVICES GROUP, INC.,
                                 as Back-up Servicer and as Guarantor

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK,
                                 as Indenture Trustee


                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------


                                 FIRST UNION NATIONAL BANK, not in its
                                 individual capacity but solely as Owner Trustee

                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK, as
                                 Collateral Agent


                                 By
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------